Dryden Index Series Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         					November 29, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                                    Re: Dryden Index Series Fund
                                     File No. 811-06677


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR for Dryden Index Series Fund for the fiscal year ended September 30, 2004. The Form N-SAR was filed using the EDGAR system.



                                                   Very truly yours,

                                                /s/ Deborah A. Docs
                                                    Deborah A. Docs
                                                Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of November, 2004.







Dryden Index Series Fund






Witness: /s/ Deborah A. Docs        		By:/s/ Grace C. Torres
            Deborah A. Docs	  	               Grace C. Torres
            Assistant Secretary				     Treasurer





























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